Exhibit 99

						JOINT FILER INFORMATION

Joint
Filer Name:		 Care Capital Investments II, L.P.

Relationship to
Issuer:	10% Owner

Address:				47 Hulfish Street, Suite 310, Princeton,
NJ 08542

Designated Filer:		 Care Capital II, LLC

Date of Event
Requiring
  Statement:			 April 12, 2006

Issuer Name and Ticker

or Trading Symbol:	   Vanda Pharmaceuticals, Inc. (VNDA)



Signature			    Care Capital Investments II, L.P.

					   By:  Care
Capital II, LLC
						   Its General Partner

					   By:   /s/ David
R. Ramsay
						    ---------------------------------
						 David R.
Ramsay, Authorized Signatory




Joint Filer Name:		 Care Capital
Offshore Investments II, L.P.

Relationship to Issuer:	10% Owner


Address:				47 Hulfish Street, Suite 310, Princeton, NJ 08542


Designated Filer:		 Care Capital II, LLC

Date of Event Requiring

Statement:			 April 12, 2006

Issuer Name and Ticker
  or Trading
Symbol:	   Vanda Pharmaceuticals, Inc. (VNDA)


Signature			    Care
Capital Offshore Investments II, L.P.

					   By:  Care Capital II,
LLC
						   Its General Partner

					   By: /s/ David R. Ramsay

						  ---------------------------------------
						  David R.
Ramsay, Authorized Signatory



Joint Filer Name:
Jan Leschly


Relationship to Issuer:
10% Owner

Address:				 47 Hulfish Street,
Suite 310, Princeton, NJ 08542

Designated Filer:		  Care Capital II,
LLC

Date of Event Requiring
  Statement:			  April 12, 2006


Issuer Name and Ticker
  or Trading Symbol:	    Vanda Pharmaceuticals,
Inc. (VNDA)


Signature				Jan Leschly
					    By:  /s/ David R.
Ramsay
						    ----------------------------------------

David R. Ramsay, Authorized Signatory